UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2022 (May 24, 2022)

Regnum Corp.
(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-222083	82-0832447
(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 19th Floor

New York, NY 10016

(Address of principal executive offices)

(877) 313-2232

(Registrant’s telephone number, including area code)

n/a

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On April 15, 2022, Anne Kirby, the Chief Executive Officer of Regnum Corp. (the “Company”), entered into a previously disclosed Indemnification Agreement with Phoenixus AG, the Company’s majority stockholder (the “Indemnification Agreement”). On May 24, 2022, the Company entered into a Public Directors and Officers Liability Full Program insurance policy (the “D&O Insurance Policy”). Upon entry by the Company into the D&O Insurance Policy on May 24, 2022, the Indemnification Agreement was terminated pursuant to the terms thereof, with the D&O Insurance Policy going into effect simultaneously.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGNUM CORP.

Dated: May 31, 2022	By:	/s/ Anne Kirby
	Name:	Anne Kirby
	Title:	Chief Executive Officer

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